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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of (i) our report dated November 13, 2006 relating to the consolidated financial statements of Edgen/Murray L.P. and subsidiaries and (ii) our report dated November 13, 2006 relating to the balance sheet of Edgen Murray Plc, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New Orleans, Louisiana
November 13, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM